Exhibit 5.9

November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

Ladies and Gentlemen:

We have acted as special counsel in the Commonwealth of Virginia (“State”), to Capitol Home Infusion, Inc., NeighborCare of Virginia, LLC and Williamson Drug Company, Incorporated (individually a “Guarantor” and collectively the “Guarantors”) in connection with the S-3 Registration Statement (the “Registration Statement”) relating to the senior debt securities, and subordinated debt securities (collectively the “Debt Securities”) to be issued, as well as the guarantees of the Securities to be issued by the Guarantors (the “Debt Guarantees”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the form of senior notes indenture, as amended, supplemented, waived, or otherwise modified from time to time (the “Senior Notes Indenture”), between Omnicare, Inc. (the “Issuer”) and the trustee party thereto, or the subordinated notes indenture as amended, supplemented, waived, or otherwise modified from time to time (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures”), between the Issuer and U.S. Bank National Association (as successor trustee to SunTrust Bank), as trustee, dated June 13, 2003. The Indentures were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuer’s registration statement on Form S-3 (the “Registration Statement”) on November 5, 2014.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Senior Notes Indenture; and

(b)	the Subordinated Notes Indenture; and

(c)	the Action by Unanimous Written Consent in Lieu of Meeting of the Board of Directors of Capitol Home Infusion, Inc. dated October 24, 2014; and

(d)	the Action by Unanimous Written Consent in Lieu of Meeting of the Members and the Board of Managers of NeighborCare of Virginia, LLC dated October 24, 2014; and

Omnicare, Inc.

November 5, 2014

(e)	the Action by Unanimous Written Consent in Lieu of Meeting of the Board of Directors of Williamson Drug Company, Incorporated dated October 24, 2014; and

(f)	the Virginia Articles and Certificate of Incorporation of Capitol Home Infusion, Inc. (the “Capitol Articles”); and

(g)	the Bylaws of Capitol Home Infusion, Inc. (the “Capitol Bylaws”); and

(h)	the Virginia Articles and Certificate of Organization of NeighborCare of Virginia, LLC; and

(i)	the Virginia Articles of Merger and Plan of Merger merging NeighborCare of Virginia, Inc., with and into NeighborCare of Virginia, LLC (the “NeighborCare Merger”); and

(j)	the Limited Liability Company Agreement of NeighborCare of Virginia, LLC dated May 18, 2010 (the “NeighborCare of Virginia, LLC Agreement”); and

(k)	the Virginia Articles and Certificate of Incorporation of Williamson Drug Company, Incorporated (the “Williamson Articles”); and

(l)	the Bylaws of Williamson Drug Company, Incorporated (the “Williamson Bylaws”); and

(m)	a Virginia Certificate of Good Standing for Capitol Home Infusion, Inc. dated October 23, 2014; and

(n)	a Virginia Certificate of Fact for NeighborCare of Virginia, LLC dated October 23, 2014; and

(o)	a Virginia Certificate of Good Standing for Williamson Drug Company, Incorporated dated October 23, 2014.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion. We have also reviewed and relied upon such certificates of each applicable Guarantor as to factual matters, certificates of public officials and other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions set forth below.

For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals, and (c) the due authorization, execution and delivery of all Documents by all appropriate parties and the validity and binding effect thereof.

Omnicare, Inc.

November 5, 2014

We express no opinion to the extent that any Documents may be impacted by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally; (ii) the exercise of judicial discretion or general principles of equity, whether considered in a proceeding at law or in equity, or public policy, including applicable securities law; (iii) restrictions on the assignment of benefits payable under any governmental health care program; (iv) standards relating to privacy and confidentiality of patient information; and/or (v) standards relating to fraud and forgery.

As to factual matters, we have relied upon warranties and representations made by each applicable Guarantor that are included in the Documents and certificates of officers of each applicable Guarantor. Whenever the phrase “to our knowledge” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of each applicable Guarantor in this transaction without independent investigation.

Subject to the foregoing assumptions, we are of the opinion that:

1. Each of Capitol Home Infusion, Inc. and Williamson Drug Company, Incorporated has been incorporated under the Virginia Stock Corporations Act, and Neighborcare of Virginia, LLC has been organized under the Virginia Limited Liability Company Act, and the status of each is active;

2. Each of Capitol Home Infusion, Inc., Williamson Drug Company, Incorporated and Neighborcare of Virginia, LLC has the corporate power and capacity to guarantee the Debt Securities pursuant to the Indentures and perform its obligations under the Debt Guarantees; and

3. The Debt Guarantees, upon being duly authorized by all necessary corporate or limited liability company action, as appropriate, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by each Virginia Guarantor.

We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the State and its political subdivisions. To the extent the laws of any other state or nation apply with respect to any of the transactions contemplated herein, we have assumed that the laws of such other state or nation are the same as the laws of the State in all applicable respects. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in the State exercising customary professional diligence would reasonably recognize as being directly applicable to each applicable Guarantor and Documents or any of them.

In rendering the opinions set forth above, we have advised you only as to such knowledge as we have obtained from (a) the certificates of each applicable Guarantor; and (b) inquiries of officers and employees of each applicable Guarantor. Except to the extent otherwise expressly set forth above, for purposes of this opinion, we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or other regulations or decrees which may have been executed by or which may now be binding upon any Guarantor, nor have we undertaken to review our internal files or any files of any Grantor, relating to transactions to which any Guarantor may be a party, or to discuss their transactions or business with any other lawyers in our firm or with any other officers, partners or any employees of any Guarantor.

Omnicare, Inc.

November 5, 2014

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hancock, Daniel, Johnson & Nagle, P.C.